Exhibit 99.1

AccuShares® Investment Management, LLC (“AccuShares”) Announces Revised Regular and Net Income (if applicable) Distributions, and a Corrective Distribution for both AccuShares Spot CBOE® VIX® Up Shares and Down Shares.

STAMFORD, CT, July 20, 2016 — AccuShares, as sponsor of the AccuShares Trust I (formerly known as the AccuShares Commodity Trust I) (the “Trust”), today announces a Regular Distribution and, if applicable, a Net Income Distribution for AccuShares Spot CBOE VIX Up Shares (NASDAQ: “VXUP”) (the “Up Shares”) and Spot CBOE VIX Down Shares (NASDAQ: “VXDN”) (the “Down Shares”). AccuShares also announces a Corrective Distribution for Up Shares and Down Shares. The terms Regular Distribution, Corrective Distribution and Net Income Distribution are defined and described in the current prospectus of the AccuShares Spot CBOE VIX Fund (the “Fund”).

This Press Release supersedes a press release on the same subject that was issued on July 19, 2016, which announcement included incorrect Regular Distribution amount per share, post-distribution Class Value per Share and post-distribution Share Index Factor values. See “Superseded Announcement” below.

The updated, relevant distribution information is provided in the tables below:

Distribution Dates:

NASDAQ Ticker	Name	Ex-Date	Record Date	Distribution Payment Date
VXUP	AccuShares Spot CBOE VIX Up Shares	July 20, 2016	July 22, 2016	July 26, 2016
VXDN	AccuShares Spot CBOE VIX Down Shares	July 20, 2016	July 22, 2016	July 26, 2016

Distribution Amount Information:

NASDAQ Ticker	Name	Closing Index Value as of July 19, 2016	Post- Distribution Share Index Factor*	Post- Distribution Class Value per Share*	Net Income Distribution Amount per Share	Regular Distribution Amount per Share**	Corrective Distribution Amount per Share
VXUP	AccuShares Spot CBOE VIX Up Shares	11.97	0.25981621	$3.11	$0.000000	NA	1 Down Share
VXDN	AccuShares Spot CBOE VIX Down Shares	11.97	-0.25981621	$3.11	$0.000000	1.610701 of Up Share and 1.610701 of Down Share	1 Up Share

* As defined in the Fund’s prospectus. ** De minimis amount of $3.24 is being retained in the Fund.

Corrective Distribution

The Corrective Distribution will affect the class value per share of both the Up Shares and Down Shares, but it will not impact the value of a shareholder’s holdings in the Fund.

More information about the Fund can be found at the Trust’s website at www.accushares.com.

Superseded Announcement

On July 19, 2016, the Sponsor issued a press release regarding the Regular Distribution and Corrective Distribution that has been superseded by this Press Release. The information announced on July 19, 2016 included an incorrect calculation of Regular Distribution amount per Share, post-distribution Class Value per Share and post-distribution Share Index Factor for the Up Shares and Down Shares.

On July 20, 2016, the Sponsor identified the incorrect calculation and began measures to correct the applicable information. This included i) contacting NASDAQ to initiate a halt in trading of the Up and Down Shares, pending correction of the information, ii) correcting the information and updating the calculation of the indicative net asset value for the Up and Down Shares, and iii) updating the marketplace through publication of this Press Release.

The Regular Distribution referenced in this Press Release will be distributed on July 26th to holders of record on July 22nd. As a result, the incorrect calculation has not resulted in an error in distribution payments.

Although the incorrect calculation of the post-distribution Class Value per Share and the post-distribution Share Index Factor resulted in an inaccurate indicative net asset valuation for the Up Shares and the Down Shares, the end-of-day Net Asset Value publication was accurate and no share creations or redemptions were impacted by the incorrect calculation.

Investor Reassessment:

Investors wishing to maximize exposure to the index tracked by the Fund, the CBOE Volatility Index, in either direction or investors wishing to compound gains over one or more distribution dates must invest any cash distributed, and sell any shares distributed and invest the sale proceeds thereof, in the class of shares aligned with their investment objectives.

The Fund has been designed to be utilized by investors who are prepared to reassess their holding of the Fund’s shares at least as frequently as each distribution date. Investors in the Fund who wish to maintain a maximum exposure, a targeted absolute exposure, or a targeted relative exposure to the Underlying Index over multiple distribution dates should reassess their positions following all cash and share distributions, and all Fund resets relating to the Share Index Factors. The Fund will not compound investor gains or otherwise rebalance investor positions to maximize investor exposure. The Fund is designed to make Regular Distributions of cash and in some cases shares to facilitate regular distribution of investor gains and to promote a deliberate and regular reassessment by investors of their investment in the Fund.

Investors who hold shares over one or more consecutive distribution dates without reassessment of their Fund share portfolio may experience decreased exposure to the Underlying Index as well as a reduced opportunity for gain and loss.

About AccuShares:

Founded in 2011, AccuShares Investment Management, LLC, (www.accushares.com) develops and sponsors innovative exchange traded funds (ETFs) in key alternative asset classes, including oil and volatility. The company holds a series of technology patents that provide the basis for a more institutional approach to constructing index-based products, enhancing tracking accuracy and transparency while reducing fund costs.

Disclosures:

Neither the Trust nor the Fund is an investment company within the meaning of the Investment Company Act of 1940 and neither is subject to regulation thereunder. Although AccuShares is registered as a commodity pool operator with the Commodity Futures Trading Commission (“CFTC”), the Trust and the Fund are not subject to regulation under the Commodities Exchange Act or by the CFTC. Consequently Fund shareholders are not afforded the regulatory protections provided to investors in registered investment companies or commodity pools.

Investing in the Funds involves substantial risk and high volatility, including possible loss of principal. Shares of the Fund are intended for sophisticated, professional and institutional investors. The Fund is not intended to be used as a long-term passive investment vehicle and should be used by investors who understand the risks of the volatility market. Investors expecting the Underlying Index to decline should purchase the Fund’s Down Shares, and investors expecting the Underlying Index to increase should purchase the Fund’s Up Shares, to align their respective Fund investments with their respective expectations. Please read the Fund’s prospectus carefully before investing. The Fund’s prospectus can be obtained by clicking the link below.

http://www.accushares.com/resources/vix-fund-prospectus

The Trust is a Delaware statutory trust organized by AccuShares into separate fund series. The Fund’s shares represent fractional undivided interests in and ownership of the Fund only and not any other series of the Trust or the Trust as a whole. The Fund offers its shares on a continuous basis and is listed on the NASDAQ.

Disclaimers:

The Fund is not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC (the “Index Provider”), Dow Jones Trademark Holdings LLC (“Dow Jones”), Standard & Poor’s Financial Services LLC (“S&P”), their respective affiliates or their third party licensors (including The Chicago Board Options Exchange Incorporated (“CBOE”)) and none of such parties make any representation or warranty, express or implied, regarding the advisability of investing in securities generally or in the Fund particularly, or the ability of the Underlying Index or any related indices or sub-indices to track the appropriate market performance, or as to the results to be obtained by the Trust, the Fund, the Fund’s shareholders or any other person or entity from use of the Underlying Index or any data included therein.

None of such parties have any liability for any errors, omissions, or interruptions in the Underlying Index or such data, and the Index Provider and CBOE do not guarantee the accuracy or the completeness of the Underlying Index or such data. Neither the Index Provider nor CBOE make any express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the Underlying Index or such data. Without limiting any of the foregoing, the Index Provider, Dow Jones, S&P, CBOE, their affiliates and third party licensors expressly disclaim any and all liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

The only relationship of the Index Provider, CBOE, their affiliates or their third party licensors to AccuShares, the trustee of the Trust (the “Trustee”), the Trust or the Fund is the licensing of certain trademarks, trade names and service marks and of the Underlying Index, which is constructed, calculated and published by CBOE, and has been licensed by the Index Provider, without regard to AccuShares, the Trustee, the Trust or the Fund. Neither AccuShares, nor the Trustee, nor the Trust, nor the Fund has any contractual relationship or other arrangement with CBOE with respect to the use of the Underlying Index and related intellectual property. Instead, the rights of AccuShares, the Trust and the Fund to utilize the Underlying Index and related intellectual property is derivative of the rights of the Index Provider under its agreement with CBOE. CBOE has no obligation to take the needs of AccuShares, the Trustee, the Trust, the Fund or the Fund’s shareholders into consideration in determining, composing or calculating the Underlying Index.

Neither the Index Provider, CBOE, nor any of their respective affiliates or third party licensors is responsible for or has participated in the determination of the timing, price or quality of the shares issued by the Fund or in the determination or calculation of the equation by which the shares are to be converted into cash. Neither the Index Provider, CBOE, nor any of their respective affiliates or third party licensors shall have any obligation or liability, including, without limitation, to Fund investors, in connection with the administration, marketing or trading of the Fund.

The Underlying Index is a product of CBOE, which is licensed by the Index Provider or its affiliates to AccuShares in connection with the operation of the Fund. Standard & Poor’s® and S&P® are registered trademarks of S&P; Dow Jones® is a registered trademark of Dow Jones; CBOE®, Chicago Board Options Exchange®, CBOE Volatility Index® and VIX® are registered trademarks of CBOE; and these trademarks have been licensed for use by the Index Provider and sublicensed for certain purposes by AccuShares. AccuShares™ is a trademark of AccuShares Holdings LLC.

Foreside Fund Services, LLC Marketing Agent

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AccuShares Investor Service Center
1-855-286-7866
info@accushares.com